Exhibit 10.10

ADDENDUM #13 TO THE

CAPTIVE INSURANCE COMPANY MANAGEMENT SERVICES

AGREEMENT

BETWEEN

DAVIES CAPTIVE MANAGEMENT LIMITED (“MANAGER”)

(formerly Citadel Management Bermuda Limited)

AND

AMERINST INSURANCE COMPANY, LTD. (“COMPANY”)

EFFECTIVE: January 1, 2021

Management Agreement Addendum

1)

It is hereby agreed that the COMPANY will compensate MANAGER at a rate of $350,000 for the twelve months beginning 1/1/21 and ending 12/31/21 (such fee to be reviewed in July 2021), which shall be inclusive of all work by MANAGER on run-off of CAMICO and PDIC treaties as well as continuing business from Crum & Forster.

2)	Cause the above fee to be paid in quarterly installments in advance at the beginning of each calendar quarter.

3)

Reimburse MANAGER for reasonable out-of-pocket expenses incurred during the management of the COMPANY including; courier and express mail service; long distance telephone calls; travel and meeting expenses incurred at the request of the COMPANY; costs of COMPANY stationery; filing fees; and similar expenses.

4)	MANAGER will continue to provide COMPANY with time summaries on a biannual basis.

COMPANY agrees that special projects will be invoiced separately at agreed upon fees or rates.

IN WITNESS WHEREOF, the parties have duly executed this Addendum this 8th day of March, 2021.

By:	/s/ THOMAS R. MCMAHON
Davies Captive Management Limited

By:	/s/ STUART H. GRAYSTON
AmerInst Insurance Company, Ltd.

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